CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

AND PRNCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT of 2002

In connection with the Quarterly Report of Powerstorm Capital Corp. (the “Company”) on Form 10-Q for the period ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), Michel Freni, Chief Executive Officer and Chief Financial Officer of the Company, certifies , pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 20, 2014
By: /s/ Michel Freni
Michel Freni Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)